SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Champion Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHAMPION INDUSTRIES, INC.

P. O. Box 2968
Huntington, West Virginia 25728

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held March 19, 2012

To The Shareholders:

    The annual meeting of shareholders of Champion Industries, Inc. will be held at the Pullman Plaza Hotel, 1001 Third Avenue, Huntington, West Virginia, on Monday, March 19, 2012 at 1:00 p.m. local time for the following purposes:

1.	To fix the number of directors at seven (7) and to elect as directors to hold office until the next annual meeting of shareholders the 7 nominees named in the accompanying proxy statement.

2.	To approve, in an advisory (non-binding) vote, Champion's executive compensation as disclosed in the accompanying proxy statement.

3.	To approve an amendment to Champion's articles of incorporation and such other action as Champion deems necessary to effect a reverse split of our common stock at any time prior to February 28, 2013 at any one of three reverse split ratios, 1 -for- 2, 1 -for- 3 or 1 -for- 4, as determined by the board of directors in its sole discretion (the Reverse Stock Split).

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record of the Common Stock of Champion Industries, Inc. at the close of business on February 3, 2012 are entitled to notice of this meeting and to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 19, 2012. The 2012 Proxy Statement and the Annual Report to Shareholders for the year ended October 31, 2011 are also available at www.ViewMaterials.com/CHMP.

We hope you will attend the meeting and vote your shares in person. However, since a majority of the outstanding shares must be present in person or by proxy in order to conduct the meeting, we urge you to date, sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy if you so desire. The proxy may be revoked at any time prior to its exercise, but after commencement of the annual meeting, the proxy may be revoked only in accordance with the order of business adopted for the meeting.

Dated: February 17, 2012	By Order of the Board of Directors

Donna Connelly, SECRETARY

CHAMPION INDUSTRIES, INC.
P. O. Box 2968
Huntington, West Virginia 25728

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS to be held March 19, 2012

INTRODUCTION

    The accompanying proxy is solicited by and on behalf of the Board of Directors of Champion Industries, Inc. (the “Company”) for use at the annual meeting of shareholders to be held on Monday, March 19, 2012, at 1:00 p.m. local time at the Pullman Plaza Hotel, 1001 Third Avenue, Huntington, West Virginia, and any adjournment thereof (the “Annual Meeting”). The Company anticipates that this Proxy Statement and the form of proxy will be sent or given to shareholders on approximately February 17, 2012.

   Only those shareholders of record as of the close of business on February 3, 2012 are entitled to notice of and to vote at the meeting and any adjournment thereof. At such time, the Company had and continues to have only one (1) class of stock outstanding, consisting of 11,299,528 issued and outstanding shares of common stock, of the par value of One Dollar ($1.00) per share (the “Common Stock”) held by approximately 385 shareholders. The Common Stock carries no preemptive rights.

Cumulative Voting is Authorized

    The Company’s By-laws provide that at each election for directors every shareholder entitled to vote at such election has as many votes as the number of shares owned, multiplied by the number of directors to be elected, and may either accumulate all votes for one candidate or distribute those votes among as many candidates as the shareholder may choose. For all other purposes, each share is entitled to one vote.

SOLICITATION OF PROXIES AND VOTING

    Solicitation of proxies may be made in person or by mail, telephone, or facsimile by directors, officers and regular employees of the Company or its subsidiaries and by proxy solicitation companies. The Company may also request brokerage houses, banks, and other record holders of the Company’s stock to forward proxy solicitation materials to the beneficial owners of such stock, and will reimburse such persons for their expenses in connection therewith. The Company has engaged Georgeson Inc. to assist in the solicitation of proxies of brokers and financial institutions and their nominees, for a fee of $4,500, plus reimbursement of reasonable out-of-pocket expenses. The expense of soliciting proxies will be borne by the Company.

         Shares represented at the meeting by properly executed proxies in the accompanying form will be voted at the meeting, or any adjournment thereof, and where the shareholder giving the proxy specifies a choice by means of the ballot space provided in the form of proxy, the shares will be voted in accordance with the specifications so made. If no directions are given by the shareholder, the proxy will be voted in accordance with the recommendations of the Board of Directors of the Company, (1) “FOR” the election of the Board of Directors’ seven (7) nominees for election as directors of the Company (or, if deemed appropriate by the individuals appointed in the proxies, cumulatively voted for less than all of the Board’s nominees to ensure the election of as many of the Board’s nominees as possible), (2) “FOR” approval of the advisory (non-binding) proposal on executive compensation and (3) “FOR” the Reverse Stock Split. Any proxy given for use at the meeting may be revoked at any time before it is exercised by written notice or subsequently dated proxy received by the Company, or by oral revocation given by the shareholder in person at the meeting or any adjournment thereof. The proxies appointed by the Board of Directors may, in their discretion, vote upon such other matters as may properly come before the annual meeting.

          Votes, whether in person or by proxy, will be counted and tabulated by judges of election appointed by the Board of Directors of the Company, in conjunction with an independent, third-party vote tabulation firm. The presence of a majority of the outstanding shares of Common Stock in person or by proxy is necessary to constitute a quorum. Abstentions and broker non-votes will not be counted as votes either “for” or “against” any matters coming before the Annual Meeting, but will be counted toward determining the presence or absence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. In the election of directors, those nominees receiving the seven (7) highest number of votes shall be elected, even if such votes do not constitute a majority. The proposal on approval of executive compensation will be approved in a non-binding advisory vote if the votes cast in favor exceed the votes cast against approval. The Reverse Stock Split will be approved if the votes cast in favor exceed the votes cast against approval.

EFFECT OF NOT CASTING YOUR VOTE

          If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this proxy statement) and the advisory (non-binding) proposal on executive compensation (Item 2 of this proxy statement) and the Reverse Stock Split (Item 3 of this proxy statement).

          Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors, on executive compensation and on the Reverse Stock Split on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, the advisory vote on executive compensation or the Reverse Stock Split, no votes will be cast on your behalf.

          If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

ELECTION OF DIRECTORS

Proposal No. 1 in the Accompanying Form of Proxy

           The proxies granted by the shareholders will be voted at the meeting for the resolution, unless contrary direction is indicated, establishing the number of directors at seven (7) and the election of the seven (7) nominees listed below. The proxies cannot be voted for a greater number of persons. The nominees elected as directors are to serve until the next annual meeting of shareholders and until their successors are duly elected and have qualified. The By-laws provide, however, that between annual meetings, the Board of Directors, by a majority vote, may increase the number of directors and may appoint such persons as they may select, by a majority vote, to fill any vacancies.

           While it is not anticipated that any of the nominees will be unable to serve, if for any reason one or more shall be unable to do so, the proxies will be voted for any nominees selected by management of the Company. The persons listed below have been nominated by the Board of Directors for election as directors. Each of the nominees is currently a director of the Company. The name, age, principal occupation and business experience of each, all positions and offices held by each with the Company or any of its subsidiaries and any period during which he has served as such are set forth below.

Name, Age, Position and Offices with Company and Year Became Director	Principal Occupations for Past Five Years

Louis J. Akers - 60 Director – 2004
Consultant, June 1, 2006 to present; Vice Chairman of Board of Directors, Ferris, Baker Watts, Incorporated from December 2001 to June 1, 2006; Chief Executive Officer, Ferris, Baker Watts, Incorporated, from October 1998 to December 2001.

Mr. Akers' management and financial background provides the Board with expertise in strategic planning and capital and financial management.

Philip E. Cline -78 Director – 1992
Interim President, Alderson-Broaddus College from January 2011 to June 1, 2011;Acting President, Alderson-Broaddus College from November 2010 to January 2011; Consultant, July 1999 to present; President of River City Associates, Inc. and General Manager of Pullman Plaza Hotel (Formerly Radisson Hotel Huntington) from 2001 to May 2010; President, Monumental Concrete Co. August 1996 to July 2005; President, Chief Executive Officer and Director, Broughton Foods Company from January 1997 to June 1999; Interim President and Chief Executive Officer, Broughton Foods Company from November 1996 to December 1996; Consultant from January 1996 to November 1996, Executive Vice President (1995 to 1996), Vice President and Treasurer (1968 to 1995) of J. H. Fletcher & Co. (manufacturer of underground mining equipment); Director of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.) from 1983 to December 2000.

Mr. Cline's financial and managerial background and experience complements the Board's strategic planning and operations management.

Name, Age, Position and Offices with Company and Year Became Director	Principal Occupations for Past Five Years

Harley F. Mooney, Jr. - 83 Director – 1992
Brig. Gen. U.S. Army (Ret.); Managing Partner, Mooney-Osborne & Associates (management consulting) from 1985 to present; Director of Stationers, Inc. (a Company subsidiary) from 1989 to present; consultant to Stationers, Inc. from 1988 to 1990; consultant to The Harrah and Reynolds Corporation from 1988 to 2003; Director of Ohio River Bank, Ironton, Ohio from 1995 to present; Chairman of the Board of Directors, Caspian Industries (manufacturing) from 1996 to 2003; Director, Guyan International, Inc. (manufacturing) from 2000 to present.

General Mooney's military experience and consulting background enhance the Board's organizational and operational capabilities.

A. Michael Perry - 75 Director - 1992
Co-founder and co-manager, Heritage Farm Museum and Village (Appalachian rural life museum), Huntington, West Virginia, since 2001; Retired; President (from 1983 to December 1993),  Chief Executive Officer (from 1983 to June 1, 2001) and Chairman of Board from November 1993 to June 1, 2001 of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.).

Mr. Perry's experience as a corporate attorney, bank holding company chief executive officer and his service on various public company boards provides the Board with expertise in the areas of corporate governance, finance and governmental affairs.

Marshall T. Reynolds - 75 Chief Executive Officer, Director and Chairman of the Board of Directors - 1992
Chief Executive Officer and Chairman of the Board of Directors of Company from 1992 to present, President of Company from December 1992 to September 2000; President and general  manager of The Harrah and Reynolds Corporation, predecessor of the Company, from 1964 (and sole shareholder from 1972) to present; Chairman of the Board of River City Associates, Inc.  (owner of Pullman Plaza Hotel) since 1989; Chairman of the Board of Directors, Broughton Foods Company from November  1996 to June 1999; Director (from 1983 to November 1993) and Chairman of the Board of Directors (from 1983 to November 1993) of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.).

Mr. Reynolds has served as chief executive officer of the Company and its predecessors since 1964, providing in depth experience in the Company's printing and office products businesses.

Neal W. Scaggs - 75 Director – 1992
President, Baisden Brothers, Inc. (retail and wholesale hardware) from 1963 to present.

Mr. Scaggs is a retired entrepreneur in the retail auto parts business and serves on various public company boards. He brings business experience and management expertise to the Board.

Glenn W. Wilcox, Sr. - 80 Director – 1997
Chairman of the Board of Directors of Wilcox Travel Agency, Inc. since 1953; Chairman of the Board of Directors (since 1974) and President (from 1974 to 1997) of Blue Ridge Printing Co., Inc; Chairman of the Board of Directors of Tower Associates, Inc. (real-estate development) since 1989.

Mr. Wilcox brings to the Board over twenty (20) years experience in the commercial printing industry.

    Mr. Reynolds is chairman of the board of directors and Mr. Scaggs is a director of Premier Financial Bancorp, Inc., of Huntington, West Virginia, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Reynolds is chairman of the board of directors and Mr. Scaggs is a director of Energy Services of America Corporation, of Huntington, West Virginia, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Scaggs was chairman of the board of directors and Mr. Reynolds was a director of First State Financial Corporation, of Sarasota, Florida which until August 31, 2009, had a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Reynolds is a director of First Guaranty Bank, of Hammond, Louisiana, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Perry is a director of Arch Coal, Inc., which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Reynolds was a director of Abigail Adams National Bancorp, Inc., of Washington D.C., which until October 1, 2009 had a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Reynolds is a director of Summit State Bank, of Santa Rosa, California, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

         Mr. Wilcox is a director of The Cornerstone Total Return Fund, Inc., Cornerstone Strategic Value Fund, Inc. and Cornerstone Progressive Return Fund (CFP), registered investment companies under the Investment Company Act of 1940.

    Mr. Reynolds was chairman of the board of directors and Messrs. Cline, Akers, Perry and Scaggs were directors of Portec Rail Products, Inc., of Pittsburgh, Pennsylvania, which until December 29, 2010 had a class of securities registered pursuant to the Securities Exchange Act of 1934.

BOARD MEETINGS, COMMITTEES AND ATTENDANCE

            During fiscal year 2011, there were eleven (11) meetings of the Company Board of Directors. All directors attended 75% or more of the aggregate of meetings of the Board and their committees held during their respective terms.  The Company strongly encourages all members of the Board of Directors to attend the annual meeting of shareholders each year.  At the prior year's annual shareholder meeting, all of the directors except Mr. Reynolds were present.

            The Board of Directors consists of a majority of "independent directors" as such term is defined in the NASDQ Stock Market Marketplace Rules.  The Board of Directors has determined that Louis J. Akers, Harley F. Mooney, A. Michael Perry, Neal W. Scaggs and Glenn W. Wilcox, Sr. are independent directors.

            The Board of Directors has adopted a formal policy by which shareholders may communicate with members of the Board of Directors by mail addressed to an individual member of the Board, to the full Board, or to a particular committee of the Board, at the following address: c/o Champion Industries, Inc., P.O. Box 2968, Huntington, West Virginia 25728-2968.  This information is also available on the Company's website at www.champion-industries.com.

            The Board of Directors has three standing committees: a Compensation Committee, a Nominating Committee and an Audit Committee.

            The Compensation Committee reviews and recommends to the Board the compensation and employee benefits of officers of the Company and administers the 2003 Stock Option Plan. The Compensation Committee met once during fiscal year 2011. The Compensation Committee consists of Messrs. Akers, Perry and Scaggs, all of whom are independent directors as defined in the NASDAQ Stock Market Marketplace Rules. A copy of the Compensation Committee charter is available on the Company’s website at www.champion-industries.com.  The Compensation Committee assists the Board of Directors in carrying out the Board’s overall responsibility relating to executive compensation.  Although its charter grants the committee authority to delegate its responsibility to subcommittees, and to retain compensation consultants, it has not done so.

             For fiscal year 2011, the Company’s Chief Executive Officer, Mr. Reynolds, was delegated the task of setting the compensation for the named executive officers.  Mr. Reynolds also provided to the Compensation Committee his recommendations for his own base salary and performance cash bonus program. The Compensation Committee ultimately determined and approved Mr. Reynolds’ compensation independently based on its collective judgment.  Mr. Reynolds did not attend any meetings of the Compensation Committee and he was not present when the Compensation Committee deliberated or voted on his compensation.

             Please review the Compensation Committee’s Compensation Discussion and Analysis as well as the Compensation Committee Report in this Proxy Statement.

             The purpose of the Nominating Committee is to assist the Board in identifying qualified individuals to become board members and in determining the composition of the Board and its committees.  When considering a potential director candidate, the Nominating Committee looks for personal and professional integrity, demonstrated ability and judgment and business experience.  The Nominating Committee will review and consider director nominees recommended by shareholders.

             The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business. When considering a potential director candidate, the Nominating Committee evaluates the entirety of each candidate’s experience and qualifications. The Committee looks for personal and professional integrity, demonstrated ability and judgment and business experience. The Nominating Committee will review and consider director nominees recommended by shareholders.

             There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether the nominee is recommended by a shareholder.

             A copy of the Nominating Committee charter is available on the Company's website at www.champion-industries.com.  The Nominating Committee currently consists of Messrs. Perry, Scaggs and Wilcox, all of whom are independent directors as defined in the NASDAQ Stock Market Marketplace Rules. The Nominating Committee did not meet during fiscal year 2011.

             The Company's By-laws provide that any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company at least 14 days and not more than 50 days prior to the first anniversary of the preceding year's annual meeting.  Each notice must set forth:  (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Company which are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such nominees as of the date of such shareholder's notice; (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the Company if so elected.

    The Audit Committee meets with the Company’s financial management and independent auditors and reviews the accounting principles and the scope and control of the Company’s financial reporting practices, and makes reports and recommendations to the Board with respect to audit matters.  The Audit Committee also recommends to the Board the appointment of the firm selected to be independent certified public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent certified public accountants the Company's annual audit and annual consolidated financial statements; and reviews with management the status of internal accounting controls and internal audit procedures and results.  The Audit Committee met eight times during fiscal year 2011.  The Audit Committee is required to have and will continue to have at least three members, all of whom must be "independent directors" as defined in the Marketplace Rules of the Nasdaq Stock Market.  Messrs. Akers, Scaggs and Wilcox are the current members of the Audit Committee.

        The Board determined that Mr. Akers, Mr. Scaggs and Mr. Wilcox are financially literate in the areas that are of concern to the Company, and are able to read and understand fundamental financial statements.  The Board has also determined that Mr. Akers, Mr. Scaggs, and Mr. Wilcox each meet the independence requirements set forth in the Marketplace Rules of the NASDAQ Stock Market.

    The Securities and Exchange Commission ("SEC") has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees.  One of the rules adopted by the SEC requires a company to disclose whether it has an "audit committee financial expert" serving on its audit committee.

    Based on its review of the criteria of an audit committee financial expert under the rule adopted by the SEC the Board of Directors does not believe that any member of the Board of Directors' Audit Committee would be described as an audit committee financial expert.  At this time, the Board of Directors believes it would be desirable for the Audit Committee to have an audit committee financial expert serving on the committee.  While informal discussions as to potential candidates have occurred, at this time no formal search process has commenced.

    The Company’s Board of Directors has adopted a written charter for the Audit Committee of the Board.  A copy of the written Audit Committee charter is available on the Company’s website at www.champion-industries.com.  Please review the “Report of the Audit Committee” included in this annual meeting proxy statement.

BOARD LEADERSHIP

         Our Board of Directors has no fixed policy with respect of the separation of the offices of chairman of the Board of Directors and chief executive officer. Our Board of Directors retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interest of the Company and our shareholders at any given time. We believe our current Board leadership structure is appropriate because it recognizes that in most cases one person should speak for and lead the Company and the Board of Directors in order to promote unified leadership and direction. Mr. Reynolds currently serves and has served since the founding of the Company as chairman of the board of directors and chief executive officer. The Board has not designated a lead independent director.

BOARD ROLE IN RISK OVERSIGHT

The Company faces a variety of risks. An effective risk management system will identify the material risks the Company faces in a timely manner, communicate necessary information to senior executives and the Board related to those material risks, implement appropriate and responsive strategies to manage those risks, and integrate the process of risk management into regular decision-making. The Board has designated the Audit Committee to take the lead in overseeing risk management as the Committee regularly reviews the Company’s internal audit reports, independent compliance audit reports, regulatory examination reports and financial information of the Company. In addition to the Audit Committee, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s strategies and day-to-day operations.

OWNERSHIP OF SHARES

Principal Shareholders

    No person is known to the Company to be the beneficial owner of more than 5% of the Company Common Stock at January 16, 2012 except as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	Marshall T. Reynolds 2450 1st Avenue Huntington, West Virginia 25703	6,067,742 shares (1)	53.7%

Common Stock	Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	789,574 shares	7.0%

(1)
Includes 4,238,687 shares through a controlled corporation, The Harrah and Reynolds Corporation (“Harrah and Reynolds”), of which Mr. Reynolds is the sole shareholder and 2,440 shares held by Mr. Reynolds’ wife.  Mr. Reynolds possesses full voting and investment power with respect to all shares listed above, except for the 2,440 shares held by his wife, with respect to which he has no voting or investment power.  Mr. Reynolds and Harrah and Reynolds have pledged 3,771,500 of these shares (constituting 62.2% of all shares beneficially owned by Mr. Reynolds) as collateral to secure loans made to Mr. Reynolds or Harrah and Reynolds in the ordinary course of business by several commercial banks.  Any disposition of such pledged shares upon a default by Mr. Reynolds or Harrah and Reynolds under such loans could result in a change of control of the Company.  The Company has no reason to believe that any such default will occur.

(2)	Based on Schedule 13G filed with the SEC on February 11, 2011, Dimensional Fund Advisors LP, an investment advisor, disclaims beneficial ownership and voting and investment power over these shares, which it states are owned by four unnamed funds to which it renders investment advice.

Security Ownership of Officers and Directors

    The following table sets forth certain information concerning ownership of Company Common Stock as of January 16, 2011 by (i) each of the directors and nominees, (ii) each executive officer named in the Summary Compensation table contained herein, and (iii) all directors and executive officers as a group. Except as otherwise noted, each beneficial owner listed below has sole voting and investment power with respect to the shares listed next to the owner’s name.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Class

Louis J. Akers	14,000	*

Philip E. Cline	153,116	1.4%

Harley F. Mooney, Jr.	33,190	*

A. Michael Perry	35,456	*

Marshall T. Reynolds	6,067,742 (1)	53.7%

Neal W. Scaggs	62,300 (2)	*

Glenn W. Wilcox, Sr.	125,390	1.1%

Toney K. Adkins	23,601 (3)	*

Todd R. Fry	12,500	*

R. Douglas McElwain	32,919 (4)	*

James A. Rhodes	13,000	*

All directors and executive officers as a group	6,614,510	58.5%
(12 persons)

* The percentage of shares of Company Common Stock beneficially owned by these persons is less than 1%.

(1)	Includes 4,238,687 shares owned by a controlled corporation and 2,440 shares owned by wife, with respect to which reporting person has no voting or investment power.

(2)	Joint voting and investment power shared with wife with respect to 62,300 shares.

(3)	Joint voting and investment power with wife with respect to 12,206 shares.

(4)	Joint voting and investment power shared with wife with respect to 15,456 shares; 385 shares owned by wife.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The Company’s Compensation Committee reviews and determines the objectives and policies for executive officer and director compensation, approves compensation for our executive officers and directors and administers our stock plans.  The compensation committee has delegated to the CEO the responsibility for setting the compensation of the Company’s executive officers. This section discusses our compensation program in fiscal year 2011 for Marshall T. Reynolds, our Chairman of the Board of Directors and Chief Executive Officer (“CEO”); Todd R. Fry, our Senior Vice President and Chief Financial Officer; Toney K. Adkins, our President and Chief Operating Officer and R. Douglas McElwain and James A. Rhodes, Senior Vice Presidents (collectively, the “named executive officers”) and generally for our other executive officers.  Please see the Summary Compensation Table below for detailed components of the named executive officers’ fiscal 2011 compensation.

Objectives of our Compensation Program

The objectives of our executive compensation program are to:

●	Attract and retain highly talented and productive executives;

●	Provide appropriate incentives

What Our Compensation Program is Designed to Reward

Our executive compensation program is designed to assure the Company attracts and retains key personnel.

Our CEO has for a number of years asked that he receive no cash bonus, and the Compensation Committee has acquiesced in such request.

Elements of Our Compensation Program:  Why We Chose Each, How We Determined the Amounts and Formulas and How Each Relates to Our Objectives

Historically, our executive compensation program has combined the following two main elements: (1) base salary and (2) annual performance cash bonus. Prior to 2006 the Company also provided long-term incentive compensation in the form of stock options.  As further described below, all named executive officers received benefits that our other employees receive, and some of our named executive officers also received personal benefits or perquisites in the form of Company supplied automobiles.  Our named executive officers do not have any severance arrangements, special change-in-control benefits or pension or retirement benefits other than our 401(k) plan.

The elements of our executive compensation program in fiscal year 2011 are described below:

1.  Base Salary.  The salaries of our named executive officers are based on a subjective analysis performed by the Company’s CEO. The subjective criteria have historically been based primarily on anecdotal information obtained by the CEO through his years of experience in the primary markets where such executives are based and his experience within the industry and other industries with companies of similar size, structure or other characteristics.  His analysis does not include typical objective factors frequently used by larger issuers with more complex compensation structures such as company-wide performance, unit or individual performance metrics, compensation consultant reports and analyses or peer group comparisons.

The Compensation Committee reviews and establishes the salary of our CEO, while the CEO reviews and establishes the salaries of our other officers, including the named executive officers.  Our CEO has for a number of years asked that he receive a salary of $1 per year, and the Compensation Committee has acquiesced in that request.

Salaries of our named executive officers in fiscal 2011 are shown in the “Salary” column of the Summary Compensation Table, below.

2.  Annual Performance Cash Bonus. To reward short-term performance, the Company pays a discretionary annual bonus to the named executive officers as well as other key employees of the Company.  The CEO determines the bonus to be paid to each executive officer, based primarily on the CEO’s subjective analysis. This subjective analysis has historically included past compensation levels and aggregate Company compensation as well as the CEO’s market knowledge for a reasonable overall compensation package. The CEO determined that no bonuses will be paid for fiscal 2011.

The Compensation Committee determines the CEO bonus.  The CEO recommends the bonus for all other officers, including the named executive officers.

3.  Long-Term Incentive Compensation – Stock Options.    Prior to 2006, our equity incentive program for our executives had consisted exclusively of stock options.  Stock options give the executives the right to purchase at a preset price (the market price of our stock when the option is granted) a specific number of shares of our stock at a future date, and the executives can exercise this right during the life of the option (generally five years).  Our executives realize value on these options only if our stock price increases (which benefits all shareholders) and only if the executives remain employed with us beyond the date their options are granted and vest.

We have not granted any stock options since fiscal 2006. Any future grants will be based on our overall evaluation of our compensation strategies to achieve desired shareholder value.

Timing of Stock Option Grants.

We did not grant stock options in anticipation of the release of material nonpublic information, and we did not time the release of material nonpublic information based on stock option grant dates. Future grants, if any, will be made consistent with this policy.

4.  Personal Benefits. In fiscal year 2011, we provided our named executive officers with limited personal benefits or perquisites, i.e. automobiles for business and personal use, that the Compensation Committee believes are reasonable and in the best interests of the Company and its stockholders.

5.  General Benefits.  We believe that we must offer a competitive benefits program to attract and retain key executives. We provide benefits to our executives that are generally available to our other employees, including health insurance and the right to participate in the Company’s 401(k) plan.

Roles of the Compensation Committee and CEO in Determining Executive Compensation

The Compensation Committee has delegated to the CEO the responsibility for setting compensation of the Company’s executive officers. Mr. Reynolds provided to the Compensation Committee his recommendations for his own base salary and performance cash bonus program.  The Compensation Committee ultimately determined and approved Mr. Reynolds’ compensation independently based on its collective judgment.  Mr. Reynolds did not attend any meetings of the Compensation Committee and he was not present when the Compensation Committee deliberated or voted on his compensation.

Accounting Considerations

Accounting considerations play an important role in the design of our executive compensation program.  Accounting rules such as FASB ASC 718 require us to expense the cost of our stock option grants, which reduces the amount of our reported profits.  Because of option expensing and the impact of dilution on our stockholders if granted in the future, we will pay close attention to the number and value of the shares underlying stock options we grant.  In consideration of FASB ASC 718, and the fact that each of the named executive officers beneficially owns a significant amount of Company common stock to ensure alignment of his interests with that of shareholders, no stock option grants were made in fiscal 2011.

CEO Compensation

As discussed previously, Mr. Reynolds requested that his annual salary be set at $1.00 and that he receive no bonus for 2011, and the Compensation Committee acquiesced in his request.

Compensation of Other Named Executive Officers

The compensation of the named executive officers is determined by the Company’s CEO.

Our board of directors, our Compensation Committee, and our management value the opinions of our shareholders.   At the 2011 annual meeting of shareholders, more than 96% of the votes cast on the say-on-pay proposal were in favor of our named executive officer compensation.  The board of directors and Compensation Committee reviewed the final vote results and we did not make any changes to our executive compensation program as a result of the vote results.

How Compensation Plans Do Not Encourage Excessive Risk Taking

The compensation plans of the Company consist of two basic components, an annual salary and an annual bonus. The annual bonus is entirely discretionary. It is not based on any formulaic quantification that would encourage the Company’s officers or the officers of its subsidiaries to choose one course of action over another. Rather, the bonuses are subjective in their determination based upon the CEO's determination of the individual’s performance toward achieving the Company’s performance and improving overall shareholder value. The annual bonus is relatively small in comparison to an employee’s annual salary. The Company believes that the risk of an employee losing his entire salary in the event of termination is sufficient to deter the manipulation of reported earnings or the taking of excessive risks that would threaten the value of the Company.

Given (i) the long term incentive aspect of the base salary component of the Company’s compensation plan and (ii) the absence of any specific incentive formula in the annual bonus component, the Company does not believe its compensation plans encourage senior executive officers or any other employees to take unnecessary and excessive risks, including behavior focused on short term rather then long term results and value creation, or encourage manipulation of reported earnings to enhance employee compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above.  Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended October 31, 2011 filed with the Securities and Exchange Commission.

Members of the Compensation Committee:
/s/ Louis J. Akers, Chairman
/s/ A. Michael Perry
/s/ Neal W. Scaggs

SUMMARY COMPENSATION TABLE

The following table summarizes compensation earned in fiscal years ended October 31,  2009, 2010 and 2011 by the Company’s named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
(1)(2)
(a)	(b)	(c)	(d)	(f)	(i)	(j)
Marshall T. Reynolds, Chief Executive Officer, Chairman of the Board of Directors	2011 2010 2009	1 1 1	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	1 1 1
Todd R. Fry, Senior Vice President, Chief Financial Officer	2011 2010 2009	150,022 150,022 150,022	-0- 25,000 25,000	-0- -0- -0-	-0- 750 3,500	150,022 175,772 178,522
Toney K. Adkins, President and Chief Operating Officer	2011 2010 2009	191,979 155,022 155,022	-0- 25,000 25,000	-0- -0- -0-	-0- 775 3,600	191,979 180,797 183,622
R. Douglas McElwain, Senior Vice President, Division Manager	2011 2010 2009	163,756 165,630 164,698	-0- 25,000 25,000	-0- -0- -0-	-0- 750 3,500	163,756 191,380 193,198
James A. Rhodes, Senior Vice President, Division Manager	2011 2010 2009	153,835 159,685 153,835	-0- 25,000 25,000	-0- -0- -0-	-0- 828 3,577	153,835 185,513 182,412

(1)	This item consists of matching contributions by the Company to its 401(k) Plan on behalf of each of the named executives to match pre-tax elective deferral contributions (included under Salary) made by each to such plan. Participation in the 401(k) Plan is open to any employee age 21 or older on January 1 and July 1 of each year following the first day of the thirteenth month of employment. Subject to limitations contained in the Internal Revenue Code, participants may contribute 1% to 15% of their annual compensation and the Company contributes 100% of the participant’s contribution not to exceed 2% of the participant’s annual compensation. The Company eliminated the employer match as of the second quarter of 2010.

(2)	The Company provides automobiles to all named executive officers due to their extensive travel for business purposes. The Company’s expense for providing the vehicle for each named executive’s personal use, together with any other perquisites, does not exceed $10,000, and therefore is not included in this table.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about Company Common Stock that may be issued upon the exercise of options under the Company's 2003 Stock Option Plan, as of October 31, 2011.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders	-0-	-0-	448,000
Total	-0-	-0-	448,000

DIRECTOR COMPENSATION

The following table summarizes compensation earned in fiscal year 2011 by the Company’s directors.

Name (a)	Fees Earned or Paid in Cash ($) (b)	All Other Compensation ($) (g)	Total ($) (h)
Louis J. Akers	$24,600	$4,656 (2)	$29,256
Philip E. Cline	24,000	-0-	24,000
Harley F. Mooney, Jr.	30,000 (1)	-0-	30,000
A. Michael Perry	24,000	-0-	24,000
Marshall T. Reynolds	-0-	-0-	-0-
Neal W. Scaggs	24,600	-0-	24,600
Glenn W. Wilcox, Sr.	22,600	10,254 (2)	32,854

(1)	Includes $6,000 director fees paid for attendance at board meetings of Stationers, Inc., a Company subsidiary.

(2)           The Company reimbursed directors Louis J. Akers $4,656 and Glenn W. Wilcox, Sr. $10,254,respectively for expenses incurred in attendance at monthly board meetings during fiscal year 2011.

TRANSACTIONS WITH DIRECTORS, OFFICERS
AND PRINCIPAL SHAREHOLDERS

Intercompany Transactions

    The Company has adopted a disinterested director voting policy pursuant to which all material transactions with any director, officer or employee or other person or entity with which such director, officer or employee is affiliated must be on terms no less favorable to the corporation than those that are generally available from unaffiliated third parties and must be approved and ratified by a majority of independent outside directors who do not have an interest in the transactions.

    The Company has certain relationships and transactions with Harrah and Reynolds and its affiliated entities. Management believes that all existing agreements and transactions described herein between the Company and Harrah and Reynolds and its affiliates are on terms no less favorable to the Company than those available from unaffiliated third parties.

    Realty Leases

    Harrah and Reynolds, Marshall T. Reynolds or affiliated entities own the fee interest in certain real estate used by the Company in its business, and lease this real estate to the Company. All realty leases are “triple net,” whereby the Company pays for all utilities, insurance, taxes, repairs and maintenance, and all other costs associated with the properties. The properties leased, and certain of the lease terms, are set forth below.

			Annual	Expiration
Property	Lessor	Square Feet	Rental	of Term

2450 1st Avenue Huntington, West Virginia	ADJ Corp. (1)	85,000	$116,400	2013

1945 5th Avenue Huntington, West Virginia	Harrah and Reynolds	37,025	30,000	2013

615-619 4th Avenue Huntington, West Virginia	ADJ Corp. (1) and Harrah and Reynolds	59,641	21,600	2013

405 Ann Street Parkersburg, West Virginia	Printing Property Corp. (2)	36,614	57,600	2013

890 Russell Cave Road Lexington, Kentucky	Printing Property Corp. (2)	20,135	57,600	2013

Route 2 Industrial Lane Huntington, West Virginia 3000 Washington Street, West Charleston, West Virginia	ADJ Corp. (1) ADJ Corp (1)	35,000 37,710	84,000 150,000	2013 2014

(1)	ADJ Corp. is a West Virginia corporation. Two-thirds of the outstanding capital stock of ADJ Corp. is owned by Marshall T. Reynolds' two sons. One-third of the outstanding capital stock is owned by the son of director A. Michael Perry.

(2)	Printing Property Corp. is a West Virginia corporation wholly-owned by Mr. Reynolds.

Transactions with Directors and Officers

               The Company participates in a self-insurance program for employee health care benefits with affiliates controlled by Marshall T. Reynolds, Chief Executive Officer and Chairman of the Board of Directors.  The Company is allocated costs primarily related to the reinsurance premiums based on its proportionate share to provide such benefits to its employees.  The Company’s expense related to this program for the years ended October 31, 2011, 2010 and 2009 was approximately $4,813,000 $4,307,000 and $5,196,000.

During 2011, 2010 and 2009 the Company utilized an aircraft owned by an entity controlled by Marshall T. Reynolds and reimbursed the controlled entity for the use of the aircraft, fuel, air crew, ramp fees and other expenses attendant to the Company’s use, in amounts aggregating $110,000, $47,000 and $49,000.  The Company believes that such amounts are at or below the market rate charged by third-party commercial charter companies for similar aircraft.

On June 16, 2009 the Company exercised its option to purchase the building and land at 3000 Washington Street, Charleston, West Virginia occupied by its wholly owned subsidiary Syscan Corporation. On June 16, 2009, the Company assigned the right to purchase that property to ADJ Corp., which purchased the property and, pursuant to a lease commencing November 1, 2009, leased the property to the Company. The lease term is 5 years with monthly rental payments of $12,500, with the Company having an option to renew for a second 5 year term at an inflation adjusted monthly rental. During the first 5 year term, the Company has an option to purchase the property for $1.5 million. ADJ Corp. is a West Virginia corporation, two-thirds of the outstanding capital stock of which is owned by Marshall T. Reynolds' two sons, and one-third of which is owned by the son of director A. Michael Perry.

The Company purchased vehicles from an entity controlled by Marshall T. Reynolds’ two sons in the amounts of $223,000, $101,000, and $58,000 for the years ended October 31, 2011, 2010 and 2009.

On December 29, 2009, the Company, Marshall T. Reynolds, Fifth Third Bank, as administrative agent for lenders under the Company's credit agreement dated September 14, 2007, and the other lenders entered into a forbearance agreement. The forbearance agreement, among other provisions, required Marshall T. Reynolds to lend to the Company $3,000,000 in exchange for a subordinated unsecured promissory note in like amount, payment of principal and interest on which is prohibited until payment of all liabilities under the credit agreement. The subordinated unsecured promissory note, bearing interest at a floating Wall Street Journal prime rate and maturing September 14, 2014, and a debt subordination agreement, both dated December 29, 2009, were executed and delivered, and Mr. Reynolds advanced $3,000,000 to the Company. The $3,000,000 was applied to prepayment of $3,000,000 of the Company's loans.

On July 18, 2011, the Company and Mr. Reynolds entered into and consummated an Exchange Agreement pursuant to which the $3,000,000 subordinated unsecured promissory note, dated December 29, 2009 and delivered in connection with the Forbearance Agreement, together with $147,875 in accrued interest, was exchanged for 1,311,615 shares of common stock. The ratio of exchange was $2.40 of principal and accrued interest for one share of common stock. The transaction was completed at a discount of approximately 42.5% of the face value of the subordinated unsecured promissory note and related accrued interest. The transaction was approved by a majority of the disinterested directors in a separate board meeting chaired by a disinterested director. The transaction resulted in a net gain on early extinguishment of debt which is reflected in our consolidated statements of operations for fiscal  2011. As a result of the Exchange Agreement, Marshall T. Reynolds beneficially owns over 50% of the Company’s outstanding stock.

                On March 31, 2010 the Company, Fifth Third Bank as a lender, L/C issuer and administrative agent for lenders (the “Administrative Agent”) and the other lenders party to the Company’s credit agreement dated September 14, 2007 (the “Credit Agreement”) entered into a Second Amendment and Waiver to Credit Agreement (the “Second Amendment”). All conditions precedent to the effectiveness of the Second Amendment were satisfied on April 6, 2010.

In the Second Amendment, the administrative agent and lenders waived any default or event of default arising from the Company’s previously disclosed violations of provisions of the Credit Agreement. The Second Amendment amended various provisions of the Credit Agreement.

As required by the Second Amendment, the Company, Marshall T. Reynolds and the administrative agent entered into a Contribution Agreement and Cash Collateral Security Agreement dated March 31, 2010 (the “Contribution Agreement”) pursuant to which Mr. Reynolds deposited $2,500,000 as cash collateral with the administrative agent, which the administrative agent may withdraw upon an event of default under the Credit Agreement. The cash collateral is in an account in Mr. Reynolds name with the Administrative Agent and is not reflected on the Company’s financial statements at October 31, 2011 and 2010.

Mr. Reynolds has granted the administrative agent a first priority security interest in the cash collateral.

Amounts drawn down by the administrative agent will be applied to repayment of the Company’s obligations under the Credit Agreement. The Contribution Agreement expires upon the earliest of (i) full drawdown of the $2,500,000 deposited, (ii) repayment in full of all obligations under the Credit Agreement and termination of all commitments thereunder and (iii) the administrative agent’s determination that the Company has achieved a fixed charge coverage ratio of at least 1.2 to 1.0 as of the last day of two consecutive fiscal quarters of the Company.

In connection with the Contribution Agreement, the Company executed and delivered to Mr. Reynolds a Subordinated Promissory Note in amount of $2,500,000, payment of principal and interest on which is prohibited prior to January 31, 2011, and thereafter only with the administrative agent’s consent. The Subordinated Promissory Note bears interest at the Wall Street Journal prime rate (3.25% at inception and at October, 31 2011 and 2010), matures September 14, 2014 and is unsecured.

              On December 28, 2011, the Company, its subsidiaries, Marshall T. Reynolds, the lenders and the Administrative Agent entered into a Limited Forbearance Agreement and Third Amendment to Credit Agreement (the “Forbearance Agreement”).

The Forbearance Agreement provides that $2,000,000 of the $2,500,000 cash collateral held by the Administrative Agent pursuant to the Contribution Agreement be applied at the execution of the Forbearance Agreement to the outstanding term loans in inverse order of maturity, which shall satisfy in full (a) any fixed charge violation (as defined in the Contribution Agreement) as of October 31,2011 and during the forbearance period and (b) any excess cash flow payment due under the Credit Agreement during the forbearance period.  If Champion, the Administrative Agent and applicable lenders do not enter into a new agreement or an amendment to the Forbearance Agreement by April 30, 2012, any remaining funds in the cash collateral account shall be immediately available to the Administrative Agent pursuant to the Contribution Agreement.

The Company believes that the terms of its related party transactions are no less favorable to the Company than could be obtained with an independent third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

               Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 2011, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

INDEPENDENT AUDITORS

               The consolidated financial statements of the Company for the years ended October 31, 2011, 2010 and 2009 have been audited by Arnett and Foster, PLLC, independent auditors.

               The Board of Directors selects the independent accountants for the Company each year. The Board of Directors intends to continue the services of Arnett and Foster, PLLC for the fiscal year ending October 31, 2012.

               A representative of Arnett and Foster, PLLC will be present at the annual meeting of shareholders in order to respond to appropriate questions and to make any other statement deemed appropriate.

Audit Fees

    Audit fees and expenses billed to the Company by Arnett and Foster, PLLC for the audit of the Company’s financial statements for the fiscal year ended October 31, 2011and for the fiscal year ended October 31, 2010, are as follows and inclusive of subsequent year billings related to the aforementioned audited periods and classified accordingly. (Fiscal 2011 fees represent contractual fees and are inclusive of expenses billed to date.)

Fiscal 2011	Fiscal 2010
$202,430	$204,090

Audit Related Fees

    Audit related fees and expenses billed to the Company by Arnett and Foster, PLLC for fiscal years 2011 and 2010 for services related to the performance of the audit or review of the Company’s financial statements that were not included under the heading “Audit Fees”, are as follows:

Fiscal 2011	Fiscal 2010
$22,500	$22,500

Tax Fees

    Tax fees and expenses billed to the Company for fiscal years 2011 and 2010 for services related to tax compliance, tax advice and tax planning, inclusive of expenses are as follows:

Fiscal 2011	Fiscal 2010
$18,406	$15,000

All Other Fees

Fiscal 2011	Fiscal 2010
$30,000	$22,500

    In 2003, the Audit Committee established a policy whereby the independent auditor is required to seek pre-approval by the Committee of all audit and permitted non-audit services by providing a prior description of the services to be performed and specific estimates for each such service.

    The Audit Committee approved all of the services performed by Arnett and Foster, PLLC during fiscal year 2011.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.  The Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and letter received from the independent auditors as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors communications with the Committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

    The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Committee held eight (8) meetings during the fiscal year ended October 31, 2011.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2011 for filing with the Securities and Exchange Commission. The committee has also recommended the selection of the Company’s independent auditors.

Neal W. Scaggs, Audit Committee Chair
Glen W. Wilcox, Audit Committee Member
Louis J. Akers, Audit Committee Member
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Proposal No. 2 in the Accompanying Form of Proxy

As described above in the “Compensation Discussion and Analysis” section beginning on page 12 and in the compensation tables beginning on page 16 of this proxy statement, the Company’s compensation programs are designed to :

•	Attract and retain qualified individuals of high integrity;
•	Motivate them to achieve the goals set forth in the Company’s business plan
•	Link executive and stockholder interests through incentive-based compensation
•	Enhance the Company’s performance, measured by both short-term and long-term achievements.

We believe that our compensation policies and procedures are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) we are submitting proposal allowing our shareholders to cast an advisory vote on our compensation program at the annual meeting of shareholders. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder of the Company, an opportunity to endorse or not endorse the compensation we pay to our named executive officers through the following resolution:

“RESOLVED, that the shareholders of Champion Industries, Inc. approve the compensation of its executive officers included in the Summary Compensation Table in this Proxy Statement, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of the named executive officers (together with the accompanying narrative disclosure) contained in this Proxy Statement.”

Your vote is advisory and will not be binding upon our Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We believe that both the Company and its shareholders benefit from maintaining a constructive dialogue with its shareholders. This proposal is only one part of our corporate governance program and practices that maintain this dialogue with our shareholders and our commitment to the creation of long-term shareholder value.

The Company’s Board of Directors recommends that shareholders vote “FOR” the resolution to approve the compensation of named executive officers employed by the Company as described in the Compensation Discussion and Analysis and accompanying tables beginning on page 16.

The Company’s executive compensation disclosed in this proxy statement will be approved if votes cast in its favor of the proposal exceed votes cast against it. Abstentions will not be counted as votes cast either for or against the proposal.

                 At the 2011 annual meeting of shareholders, we provided our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for the 2011 annual meeting, and our shareholders approved the proposal, with more than 96% of the votes cast in favor.  At the 2011 annual meeting, we also asked our shareholders to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years, with our board of directors recommending an annual advisory vote.  Because our board of directors views it as a good corporate governance practice, and because at our 2011 annual meeting more than 93% of the votes cast were in favor of an annual advisory vote, we again are asking our shareholders to approve the compensation of our named executive officers as disclosed in this proxy statement.

REVERSE STOCK SPLIT

Proposal No. 3 in the Accompanying Form of Proxy

                 On January 16, 2012, the board of directors adopted resolutions (1) declaring that an amendment to our articles of incorporation to effect a reverse stock split, as described below, was advisable and (2) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of our common stock for their approval.

The form of the proposed amendment to the Company’s articles of incorporation to effect the Reverse Stock Split is attached to this proxy statement as Annex A. If approved by our shareholders, the Reverse Stock Split would permit (but not require) the board of directors to effect a reverse stock split of our common stock at any time prior to February 28, 2013 at one of three reverse split ratios, 1-for-2, 1-for-3 or 1-for-4, as determined by the board of directors in its sole discretion. We believe that leaving the ratio to the discretion of the board of directors (provided that it is one of the three proposed ratios) will provide the Company with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders. In determining a ratio, if any, following the receipt of shareholder approval, the board of directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	prevailing general market and economic conditions; and

•	NASDAQ Capital Market listing standards

The board of directors reserves its right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Depending on the ratio for the Reverse Stock Split determined by the board of directors, two, three or four shares of existing common stock, as determined by the board of directors, will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the board of directors. The amendment to the articles of incorporation that is filed to effect the Reverse Stock Split, if any, will include only the reverse split ratio determined by the board of directors to be in the best interests of shareholders and all of the other proposed amendments at different ratios will be abandoned.

               The Reverse Stock Split, if approved by our shareholders, would become effective upon the filing (the Effective Time) of articles of amendment to our articles of incorporation with the Secretary of State of the State of West Virginia. The exact timing of the filing of the Reverse Stock Split will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to the Company and its shareholders. In addition, the board of directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the certificate of amendment, the board of directors, in its sole discretion, determines that it is no longer in the Company's best interests and the best interests of its shareholders to proceed with the Reverse Stock Split. If articles of amendment effecting the Reverse Stock Split have not been filed with the Secretary of State of the State of West Virginia by the close of business on February 28, 2013, the board of directors will abandon the Reverse Stock Split.

No fractional shares will be issued: If the number of "pre-split" common shares is not evenly divisible by the ratio number, the "post-split" shares will round up to the next whole number.

Background and Reasons for the Reverse Stock Split

The board is submitting the Reverse Stock Split to shareholders for approval with the primary intent of increasing the price of our common stock in excess of one dollar per share in order to permit the listing of our shares on the NASDAQ Capital Market.

The Company’s common stock is currently listed on The NASDAQ Global Market.  On December 14, 2011, the Company received a letter from the Listing Qualifications Department of The NASDAQ OMX Group notifying the Company that it is not in compliance with the $5,000,000 minimum Market Value of Publicly Held Shares requirement for continued inclusion on The NASDAQ Global Market set forth in NASDAQ Marketplace Rule 5450(b)(1)(C) (the “MVPHS Requirement”), based on multiplying the closing bid price of the Company’s common stock by the number of our publicly held shares (i.e. total shares outstanding, less any shares held by officers, directors and 10% beneficial owners), for the last 30 consecutive business days prior to the date of NASDAQ’s letter.  NASDAQ’s letter had no immediate effect on the listing of the Company’s common stock on The NASDAQ Global Market and our common stock will continue to trade on the NASDAQ Global Market under the symbol “CHMP” until June 11, 2012. NASDAQ’s letter advised the Company that, in accordance with NASDAQ Marketplace Rule 5810(c)(3)(D), the Company will be provided 180 calendar days, or until June 11, 2012, to regain compliance.

On January 5, 2012, the Company received a letter from the Listing Qualifications Department of The  NASDAQ OMX Group notifying the Company that it is not in compliance with the $1 per share minimum bid price requirement for continued inclusion on The NASDAQ Global Market set forth in NASDAQ Marketplace Rule 5450(a)(1) for the last 30 consecutive business days prior to the date of NASDAQ’s letter.  NASDAQ’s letter had no immediate effect on the listing of the Company’s common stock on The NASDAQ Global Market and its common stock will continue to trade on the NASDAQ Global Market under the symbol “CHMP”.

NASDAQ’s letter advises the Company that, in accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Company will be provided 180 calendar days, or until July 3, 2012, to regain compliance.  The letter further advises that such compliance can be achieved if, at any time before July 3, 2012, the closing bid price of the Company’s common stock is at least $1 for a minimum of 10 consecutive business days.

The Company may apply to transfer the listing of its common stock to The NASDAQ Capital Market if it satisfies the requirements for inclusion on The NASDAQ Capital Market.  One requirement for listing on the NASDAQ Capital Market is that our common stock maintain a closing bid price of at least $1 per share.  There is no assurance that our stock price will achieve the minimum bid price amount or that our stock price will continue to meet the minimum requirement for continued listing or that the Company will meet the other listing requirements of NASDAQ.

Accordingly, for this and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company's and our shareholders' best interests.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by the board of directors, two, three or four shares of existing common stock, as determined by the board of directors, will be combined into one new share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the board of directors. The table below shows the number of authorized, issued and available for issuance shares of common stock that will result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares).

Common Stock	Pre-Reverse Split	Post-Reverse Split (1:2)	Post-Reverse Split (1:3)	Post-Reverse Split (1:4)
Authorized	20,000,000	20,000,000	20,000,000	20,000,000
Issued and Outstanding	11,299,528	5,649,764	3,766,509	2,824,882
Available for issuance	8,700,472	14,350,236	16,233,491	17,175,118

                The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the board of directors.

By reducing the number of shares outstanding without a corresponding reduction in the number of shares of authorized but unissued common stock, the Reverse Stock Split would increase the number of authorized but unissued shares.  As shown in the table above, the number of shares of common stock available for issuance from time to time, which generally may be issued by the Board of Directors without further action or authorization by the shareholders, will increase after the Reverse Stock Split.  The number of available shares will depend on the ratio for the Reverse Stock Split.

Since the holders of common stock have no preemptive rights, the increased number of shares of common stock available for issuance in many instances may be issued without further shareholder approval.  The Company presently has no plans, agreements, contracts, arrangements or understandings with respect to issuing any additional shares of common stock, regardless of the Reverse Stock Split ratio.

The increase in shares of common stock available for issuance will have no immediate effect upon the rights of existing security holders.  However, because no preemptive rights attach to ownership of the Company’s common stock, the additional common stock available for issuance, when issued, would have the effect of diluting the current shareholders’ percentage of Company ownership.

The additional shares of common stock could be used, without the need for action by shareholders, in a manner which would discourage or make more difficult an attempt to acquire control of the Company.  For example, the shares could be privately placed with purchasers who might support the Board of Directors in opposing a hostile takeover bid.  The proposed Reverse Stock Split is not in response to any effort of which the Company is aware to obtain control of the Company by accumulating shares of the Company’s common stock or otherwise, and the Board of Directors does not have any current plans to use shares of common stock for anti-takeover purposes.

If approved and effected, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our common stock. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any shareholder's percentage ownership interest in the Company, except that as described below in "-Fractional Shares," if the number of "pre-split" common shares is not evenly divisible by the ratio number the "post-split" shares will round up to the next whole number. In addition, the Reverse Stock Split will not affect any shareholder's proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some shareholders owning "odd lots" of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

The number of shares of authorized common stock shall remain unaffected by the Reverse Stock Split and the par value shall remain at $1.00 per share.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Beneficial Holders of Common Stock (i.e. shareholders who hold in street name)

Upon the Reverse Stock Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split and making payment for fractional shares. If a shareholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered "Book-Entry" Holders of Common Stock (i.e. shareholders that are registered on the transfer agent's books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a shareholder holds registered shares in book-entry form with the transfer agent, they will be sent a transmittal letter by our transfer agent after the Effective Time and will need to return a properly completed and duly executed transmittal letter.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our common stock (the Old Certificates) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the New Certificates). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate (s).

Shareholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Each issued and outstanding share of common stock shall be divided by the ratio number, as determined by the Board of Directors in its sole discretion. Fractional "post-split" shares shall be rounded up to a whole share; thus, if the number of common shares you own is not evenly divisible by the ratio number, your post-split shares will round up to the next whole number. For example, if you own 333 shares of common stock and IF the ratio number is three (3), a one-for-three reverse stock split will reduce your number of common shares to 111 shares after the reverse split. Or, if you own 1,010 shares of common stock, a one-for-three reverse stock split will reduce your number of common shares to 337 shares after the reverse split.

Accounting Matters

The proposed amendment to our articles of incorporation will not affect the par value of our common stock per share, which will remain at $1.00. As a result, as of the Effective Time, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a U.S. holder). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as "capital assets" (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of February 17, 2012. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

Each prospective investor should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to the round-up shares in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder who receives round-up shares in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of additional shares received and the U.S. holder's tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long term capital gain or loss if the U.S. holder's holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding.  Information returns generally will be required to be filed with the Internal Revenue Service (IRS) with respect to the receipt of round-up shares in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split in the case of certain U.S. holders.

Non-U.S. Holders

The discussion in this section is addressed to "non-U.S. holders." A non-U.S. holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual.

Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to round-up shares received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder's permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

No Appraisal Rights

Under West Virginia law and our articles of incorporation, holders of our common stock will not be entitled to dissenter's rights or appraisal rights with respect to the Reverse Stock Split.

Required Vote and Recommendation

Under West Virginia law and our articles of incorporation, the Reverse Stock Split will be approved if votes cast in its favor exceed votes cast against it.  Abstentions will not be counted as votes either for or against the proposal.

                The board unanimously recommends approval of the Reverse Stock Split.

OTHER BUSINESS

Proposal No. 4 in the Accompanying Form of Proxy

At present, the Board of Directors knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the meeting. If other business is presented at the meeting, the proxies shall be voted in accordance with the recommendation of the Board of Directors.

Shareholders are urged to specify their choices, and date, sign, and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the Continental United States. Prompt response is helpful, and your cooperation will be appreciated.

Code of Ethics

The Board of Directors adopted a Code of Business Conduct and Ethics on December 15, 2003 that applies to all of the Company's officers, directors and employees and a Code of Ethics for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Accounting Officer which supplements our Code of Business Conduct and Ethics (collectively the "Codes") which are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws.  We have filed copies of the Codes with the SEC as an exhibit to our October 31, 2003 annual report on Form 10-K.

PROPOSALS BY SHAREHOLDERS

Proposals by shareholders for possible inclusion in the Company’s proxy materials for presentation at the next annual meeting of shareholders must be received by the Secretary of the Company no later than October 13, 2012. In addition, the proxy solicited by the Board of Directors for the next annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with the notice of such proposal no later than December 28, 2012. The Company’s By-laws provide that any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company at least 14 days and not more than 50 days prior to the first anniversary of the preceding year’s annual meeting, and that written notice must meet certain other requirements. For further details as to timing of nominations and the information required to be contained in any nomination, see the discussion of the Nominating Committee under "Director Meetings, Committees and Attendance" or Article III, Section 10 of the Company’s By-laws, a copy of which may be obtained from the Secretary of the Company upon written request delivered to P. O. Box 2968, Huntington, West Virginia 25728.

FORM 10-K

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2011, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO TODD R. FRY, CHIEF FINANCIAL OFFICER, CHAMPION INDUSTRIES, INC., P. O. BOX 2968, HUNTINGTON, WEST VIRGINIA 25728.

Dated: February 17, 2012

By Order of the Board of Directors

Donna Connelly, SECRETARY

ANNEX A

FORM OF ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
CHAMPION INDUSTRIES, INC.

Pursuant to the provisions of Section 10-1006 of the West Virginia Business Corporation Act, the undersigned corporation adopts the following ARTICLES OF AMENDMENT to its Articles of Incorporation:

1.	The name of the corporation is Champion Industries, Inc.

           2. The following Amendment of the Articles of Incorporation, which amends Article 7 in its entirety, was duly adopted and approved by the shareholders of the corporation at an annual meeting held on March 19, 2012, in the manner prescribed by the West Virginia Business Corporation Act and the articles of incorporation.

                       Article 7 of the Article of Incorporation is hereby amended to read as follows:

7.           The aggregate number of shares which the corporation shall have authority to issue is twenty million (20,000,000) common shares of the par value of $1.00 each.

              Upon the filing and effectiveness (the “Effective Time”) pursuant to the West Virginia Business Corporation Act of these articles of amendment to the articles of incorporation of the corporation, each [two] [three] [four] shares of the corporation’s common stock, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $1.00 per share, without any further action by the corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).   No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split.  To the extent that any shareholder shall be deemed after the Effective Time as a result of this Amendment to own a fractional share of common stock, such fractional share shall be deemed to be one whole share.  Each shareholder of record as of the Effective Time shall be entitled to receive from the corporation’s transfer agent upon the submission of a transmittal letter by a shareholder holding the shares in book-entry or and, where shares are held in certificated form, upon the surrender of the shareholder’s Old Certificates (as defined below), a certificate for the number of shares of common stock to which such shareholder is entitled as a result of this Amendment.  Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the round-up of fractional share interests as described above.

               DATED:  March 19, 2012

CHAMPION INDUSTRIES, INC.

By:_______________________________________

Marshall T. Reynolds, its Chairman of Board
 of Directors and Chief Executive Officer

This instrument was prepared by:

Thomas J. Murray, Attorney at Law
Huddleston Bolen LLP
P.O. Box 2185
Huntington, West Virginia 25722-2185

CHAMPION INDUSTIRES, INC.
ANNUAL MEETING OF SHAREHOLDERS, MARCH 19, 2012
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Todd R. Fry and Gregory D. Adkins, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the Common Stock of Champion Industries, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company to be held at the Pullman Plaza Hotel, 1001 Third Avenue, Huntington, West Virginia, on March 19, 2012, and at any adjournments thereof, as indicated on the reverse side.

Dated:	________________________________________

______________________________________________
Signature

______________________________________________
Signature if held jonitly

Please sign exactly as your name(s) appear(s) on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, committee, personal representative or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY IN THE RETURN ENVELOPE.

This proxy will be voted as directed, but IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED BELOW, FOR PROPOSAL 2 AND FOR PROPOSAL 3. If any other business is presented at the Annual Meeting, this Proxy will be voted by those named in this Proxy in accordance with the recommendation of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This Proxy confers discretionary authority on those named in this Proxy to vote with respect to the election of any person as director where the nominee is unable to serve or for good cause will not serve and matters incident to the conduct of the Annual Meeting. This proxy may be revoked prior to its exercise.

1.           ELECTION OF DIRECTORS: To fix the number of directors at seven (7) and to elect as directors the following seven (7) nominees:

(1) Louis J. Akers	(2) Philip E. Cline	(3) Harley F. Mooney, Jr.	(4) A. Michael Perry
(5) Marshall T. Reynolds	(4)Neal W. Scaggs	(7) Glenn W. Wilcox, Sr.

☐  FOR ALL NOMINEES LISTED ABOVE                                                                                     ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL
(except as marked to the contrary below)                                                                                               NOMINEES LISTED BELOW

INSTRUCTION: To withhold authority to vote for any individual, write that nominee’s name on the line below.
____________________________________________________________________________

2. To approve, in a non-binding vote, the compensation of the named executive officers

☐ FOR                                ☐ AGAINST                                ☐ ABSTAIN

3. To approve an amendment to Champion’s articles of incorporation and such other action as Champion deems necessary to effect a reverse split of our common stock at any time prior to February 28, 2013 at any one of three reverse split ratios, 1 -for- 2, 1 -for- 3 or 1 -for- 4, as determined by the board of directors in its sole discretion (the Reverse Stock Split).

☐ FOR                                ☐ AGAINST                                ☐ ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1, A VOTE “FOR” ITEM 2 AND A VOTE “FOR” ITEM 3.

(Continued, and to be signed and dated, on the reverse side)